UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2008

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	R. Blair Reynolds, Executive Vice President and General Counsel, is retiring early, effective April 30, 2008. Mr. Reynolds employment agreement was previously amended in July 2007 to provide for term through March 31, 2009, his planned retirement date.

(e)	The Company and Mr. Reynolds entered into a fourth amendment to his employment agreement. Mr. Reynolds will relinquish responsibilities as Executive Vice President and General Counsel effective with the appointment of his successor on April 1, 2008. The amended agreement provides for Mr. Reynolds to continue full-time employment through April 30, 2008 to assist with the transition and then to provide advisory services to the Company as needed until March 31, 2010. From May 1, 2008 through March 31, 2009, a total of 176 hours of services shall be rendered by Mr. Reynolds and his annual base salary shall be paid in 22 equal semi-monthly installments for that period. For any services rendered in excess of 176 hours, Mr. Reynolds will be paid at an hourly rate of $100. For the period from April 1, 2009 through March 31, 2010, Mr. Reynolds will be compensated at an hourly rate of $175 for any advisory services rendered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION,
a Washington Corporation

Dated: March 14, 2008	/s/ Patrick J. Rusnak
Patrick J. Rusnak
EVP and Chief Operating Officer